Exhibit 10.22

EXECUTION VERSION

AMENDMENT NO. 1 TO SHARED SERVICES AGREEMENT

This Amendment No. 1 to Shared Services Agreement (this “Amendment”) is made as of January 1, 2016, by and between NantWorks, LLC (“NantWorks”) and NantCell, Inc. (“NantCell”).

RECITALS

WHEREAS, NantWorks and NantCell are parties to a Shared Services Agreement, dated as of May 13, 2015 (the “Shared Services Agreement”).

WHEREAS, NantWorks and NantCell desire to amend the Shared Services Agreement in order to include certain additional services that NantWorks may provide (or cause to be provided) to the Company and its Affiliates;

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Shared Services Agreement.

2. Replacement of Schedule A to the Shared Services Agreement. Schedule A to the Shared Services Agreement is hereby deleted and replaced in its entirety with the schedule attached hereto as Exhibit A.

3. Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Shared Services Agreement or any other provision not expressly referred to herein. Except as amended as set forth above, the Shared Services Agreement shall continue in full force and effect.

7. Entire Agreement. This Amendment and the Shared Services Agreement together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly superseded hereby.

8. Governing Law. This Amendment shall be governed by the laws of the State of California, without regard to any conflicts of law principles that would provide for application of the law of a jurisdiction other than California.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Shared Services Agreement as of the date first set forth above.

NANTWORKS, LLC

By:	/s/ Charles Kim
Name:	Charles Kim
Title:	EVP and Chief Legal Officer

NANTCELL, INC.

By:	/s/ Charles Kim
Name:	Charles Kim
Title:	General Counsel

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO SHARED SERVICES AGREEMENT

EXHIBIT A

SCHEDULE A

Schedule of Shared Services and Compensation

NantWorks shall provide (or cause to be provided), on an as needed basis, one or more of the following corporate, general and administrative and other support services to the Company and its subsidiaries:

•	Human Resources and Administration Management;

•	Immigration Services;

•	Legal and Compliance;

•	Intellectual Property Management and Strategic Innovation Services;

•	Creative and Branding Services;

•	Public Relations and Marketing;

•	Finance and Risk Management;

•	Information Technology and Cloud Services;

•	Facilities, Procurement and Travel;

•	Corporate Development and Strategy;

•	Manufacturing Support and Strategy;

•	Regulatory and Clinical Trial Support and Strategy; and

•	Other services as may be agreed by the parties.

In compensation for the Services:

•

The Company will be charged for such Services at cost (without mark-up or profit for NantWorks, but including reasonable allocations of employee benefits, facilities and other direct and fairly allocated indirect costs that relate to the employees providing the Services consistent with NantWorks’ provision of such Services for its other portfolio companies) based whenever possible on identification of specific costs as identifiable within NantWorks’ books and records (e.g., specific salaries and other compensation for the individuals providing Services) and where such specific identification is not possible, based upon good faith allocations determined by analysis performed by the office of the NantWorks CFO made in a manner consistent with NantWorks’ provision of such Services for its other portfolio companies.

•

Such allocations will be based on reasonable estimates of percentages of NantWorks’ employees’ time or specific man hours, square footage percentages of shared facilities and infrastructure costs dedicated to Company activities, and specific reimbursement for services performed by third parties for NantWorks for the direct benefit of the Company.

•	The Company shall reimburse NantWorks for all reasonable out-of-pocket costs incurred by NantWorks in performing the services on behalf of the Company.